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                                                                    Exhibit 21.1

                                  SUBSIDIARIES
                                       OF
                                 DATASCOPE CORP.

         The following table lists, as of June 30, 2005, the direct and indirect subsidiaries of Datascope Corp., the jurisdiction of organization and the percentage of voting securities owned by the immediate parent of each subsidiary:

                                                  Where            % of
                                                  Incorporated     Voting Stock
                                                  ------------     ------------

 Datascope FSC, Ltd.                              Barbados         100

 Datascope Investment Corp.                       New Jersey       100

 Datascope B.V.                                   Netherlands      100
          Datascope Medical Co. Ltd.              United Kingdom   100
          Datascope S.A.R.L.                      France           100
          Datascope GmbH                          Germany          100
          InterVascular S.A.S.                    France           100
          Datascope SL                            Spain            100
          Datascope Interventional GmbH           Germany          100

 Bioplex Corp.                                    Delaware         100
          Bioplex Medical B.V.                    Netherlands      100

 Datascope Biomaterials Research B.V.             Netherlands      100

 Genisphere, Inc.                                 Delaware         83

 InterVascular Inc.                               Delaware         100
          InterVascular S.A.R.L.                  France           100
          InterVascular GmbH                      Germany          100
          Datascope Italia S.r.l.                 Italy            100
          Datascope SPRL                          Belgium          100
          Datascope Trademark Corp.               Delaware         100
          InterVascular C, Inc.                   Delaware         100
          InterVascular V, Inc.                   Delaware         100